May 2023 Investor Presentation Using Generative Artificial Intelligence based on a large language model to redefine how audiences are discovered & actioned for a privacy-first future.

Safe Harbor Statement / Non-Disclosure This presentation includes or incorporates by reference statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These statements include, but are not limited to, information or assumptions about expenses, capital and other expenditures, financing plans, capital structure, cash flow, liquidity, management’s plans, goals and objectives for future operations and growth. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could cause actual performance or results to differ materially from those expressed in or suggested by forward-looking statements. These statements are based on the current expectations or beliefs of the Company’s management and are subject to various known and unknown risks that could cause actual results to differ materially from those described in the forward-looking statements, including, but not limited to, product demand, pricing, market acceptance, changing economic conditions, risks in product and technology development, the effect of the Company's accounting policies, increasing competition, the Company’s ability to integrate companies and businesses acquired by it and certain other risk factors, including those that are set forth from time to time in the Company's filings with the United States Securities and Exchange Commission, which may cause the actual results, performance and achievements of the Company to be materially different from any future results, performance and achievements implied by such forward-looking statements.

Artificial Intelligence Audience Discovery & Execution 95 associates with offices in San Jose and Little Rock $76.5M TTM Revenue @ 26.5% YOY growth $50M invested 27 Patents/Pending The Leaders that invented the technology of the last marketing paradigm have invented the new paradigm Richard Howe Chairman/CEO Charles Morgan Director, Investor InfoBase AbiliTec Personicx

INUV (NYSE American) Investment Highlights Rapid Revenue Growth The demand for Advertising Technology not dependent on identity and consumer data has fueled the 26% YOY growth in 2022. Proven Client Performance Inuvo delivers unmatched campaign performance that has outperformed client branding and performance goals on average by 50%. Disruptive AI Technology $200 billion dollars of media spend is expected to be significantly impacted by the obsolescence of using the cookie & consumer data. Inuvo poised to take market share, having invested ~$50M in proprietary AI. Scalable Software & Services Inuvo’s platforms offer scalability by adding/servicing Fortune 3000 clients, combined with the high margins/recurring revenue associated with a SaaS business model. Balance Sheet Inuvo had $2M cash and a NWC ratio of 1.1 @ 03-31- 23. Inuvo has a receivables-based facility of $5M Solid & Growing IP Portfolio Inuvo’s intellectual property is protected by 19 issued and 8 pending patents. % Information in this presentation is considered confidential and proprietary to Inuvo and should not be disclosed or shared with others without Inuvo’s permission.

inuvo

An Opportunity to Leapfrog Competitors

Using technology & services designed around targeting people is obsolete. Apple is now blocking all the identity mechanisms (cookies, IP and eMail addresses)



Incumbent Media / AdTech companies are using third-party cookie IDs to persistently track and target audiences. Less than **33%** of all media available remains targetable this way.


BRAND

Incumbent Media / AdTech companies are proposing to use first-party cookie IDs to track and target audiences. Less than **3%** of all media available is targetable this way.


IP

Media / AdTech companies require IP address to link devices. This linkage significantly hinders the ability to respond to ad opportunities within 7ms and browsers are now beginning to mask IP address.


VPN

Consumers, in record numbers, are adopting VPN and incognito browsing solutions that eliminate the ability to identify and target consumers using their personal data.

McKinsey&Company

"The demise of third-party cookies and identifiers. How this big shift will threaten the U.S. digital advertising industry – and compel its transformation."

Information in this presentation is considered confidential and proprietary to Inuvo and should not be disclosed or shared with others without Inuvo's permission.

Information in this presentation is considered confidential and proprietary to Inuvo and should not be disclosed or shared with others without Inuvo’s permission. Inuvo Proprietary AI Optimizes Media JIT across Channels: • Uses historical spend within each individual channel + the success metric being optimized (e.g., ROAS) • Finds, isolates, and automatically creates rule sets that isolate patterns • Confidently exposes these patterns that define the contribution of each channel • Allows for optimization of spend across channels to maximize success metric Example: You spend $1M/month across TikTok, Facebook, AdWords, Cable TV, Connected TV, Display and Online Video. The AI recommends a distribution of spend optimized at 5%, 20%, 30%, 10%, 20%, 10% & 5%. Audience Discovery, Targeting & Attribution The cornerstone of online advertising is crumbling along with the cookie. Example: You sell audio-based sleep aids. Among the many potential audiences, the AI finds & targets pug owners because their notorious breathing difficulties tend to keep owners awake at night. Inuvo Proprietary Generative AI Finds and Actions Audiences: • Finds audiences base on why not who is interested in product, service or brand. • Trained on the collective wisdom of humanity as represented by the collective content of the internet - A Large Language Model • Instantly understands the association between every concept on a page with every other concept that exists • Each client has its own custom AI capable of discovering its audiences. No more competing with everyone else for a finite list of cookie IDs.

Information in this presentation is considered confidential and proprietary to Inuvo and should not be disclosed or shared with others without Inuvo’s permission. Data Suppliers: Consumer data requires a cookie ID. Cookie- based technologies are becoming obsolete. DMP & Data Aggregators: The purpose is to store consumer data for use in targeting audiences. See Data Suppliers. Media Planning & Attribution: Attribution technologies based on identity / cookie are becoming obsolete. Retargeting: Based on targeting cookie IDs that are fast becoming obsolete. *Creative, Social & Publisher: Can be Powered by Inuvo AI insights not identity. *Holding Companies: Billions of dollars spent purchasing identity & data companies and technology. AI capable of discovering and actioning audiences replaces identity-based technologies which Inuvo believes are becoming obsolete. Inuvo’s Strategic Impact on the Industry AI AI AI AI AI

Artificial Intelligence that Models the Brain SleepBuds Information in this presentation is considered confidential and proprietary to Inuvo and should not be disclosed or shared with others without Inuvo’s permission. Snoring dog keeps owner up Northern sun keeps people awake Healthy body improves sleep Need Alternative to pills / devices Exploring sleep options Trained on billions pages of content, Language model generative AI understands Audiences at the Conceptual level

Identifying the Reasons WHY, Not WHO Urban Living Married With Two Children (10 And 8) Male Age 30-45 Dual HHI Income: $140,000 College Degree Interested in Technology Interested In Fashion Frequent Business Traveler Competitors all buying the same curated WHO based Prospecting Audiences Custom Prospecting Audiences based on JIT signals associated with WHY they are interested. Sleep Aid Product Technology that shifts the paradigm to an audience made up of concepts not identities Owns a Pug Dog Noisy Pets Needs Noise Canceling Headphones Wants to Improve Sleep Quality Listens to Music Needs Study Aids Live in Northern Geo's Has Sleep Apnea Has Trouble Sleeping Brachy Syndrome Pugs Lives in a Big City Business Traveler Short Snout Dogs Noise Cancel

Information in this presentation is considered confidential and proprietary to Inuvo and should not be disclosed or shared with others without Inuvo’s permission. Tell me WHY people purchase eBikes?ChatGPT: Tell me WHY people purchase eBikes?INUVO AI: Media Actionable? NO Media Actionable? YES IP/Cookie ? Not Req’d Consumer Data? Not Req’d People who want to purchase an eBike can come from a wide range of backgrounds and demographics. However, some common characteristics of eBike buyers include: • Environmental Consciousness: eBikes are seen as a greener alternative to traditional gas-powered vehicles, as they produce zero emissions and can reduce a person's carbon footprint. • Health and Fitness: While eBikes still require pedaling, the electric motor can make it easier to travel longer distances or tackle hilly terrain, which can be appealing to people who are looking to improve their health and fitness • Cost Savings: eBikes can be a cost-effective alternative to owning a car or using public transportation. They also require less maintenance and can be less expensive to operate than a car. • Adventure: eBikes can be a fun and exciting way to explore new areas or go on outdoor adventures. • Commuting: eBikes can be a convenient mode of transportation for people who want to commute to work or run errands without the hassle of finding parking or dealing with traffic congestion. • Overall, people who want to purchase an eBike are often looking for a sustainable, healthy, and convenient mode of transportation that can fit into their lifestyle Audience Demand/Supply • 4m potential prospects • 240m daily in-market ad impressions A I D er iv ed A ud ie nc e D em og ra ph ic s 0% 10% 20% 30% 40% 50% College No College Education 0% 10% 20% 0-17 25-34 45-54 65+ Age 0% 20% 40% 60% 80% African American Asian Caucasian Hispanic Other Ethnicity 0% 50% $0K-50K $100K-150K $150K+ $50K-100K Income AI Derived Audience Geographical Interest Actionable Concepts Exhibited by Your Audience Folding ebikes Folding electric bike Shimano City riding Traffic chaos Pedal assist Longer commute Bike for everyone Integrated lighting Aluminum frame Ride longer Dependable power 48V Quality Battery Hydraulic disc breaks Derailleur Actionable TV Audiences • The Last Alaskans • Sunrise Earth • Going RV …….. Actionable #Hashtags Audiences • #ebikelife • #electricbikes • #fatbike ……… Delivering media more effectively without requiring a consumer's identity or data Audience Discovery Never Before Possible

Information in this presentation is considered confidential and proprietary to Inuvo and should not be disclosed or shared with others without Inuvo’s permission. Visitors want Vegan choices The AI determines the reasons WHY a product is being purchased The AI actions based on WHY a consumer is in front of a screen at this exact moment The AI continuously categorizes the individual reasons WHY Snoring dog keeps owner up The Best Dog Food Vegan Choices Shifting the approach from identifying WHO people are to actioning WHY they are interested Intelligence based Audience Activation Theranos Fraud 17,000,000 pages referenced 1,000,000 pages referenced 118,000 pages referenced

Information in this presentation is considered confidential and proprietary to Inuvo and should not be disclosed or shared with others without Inuvo’s permission. Media Targeting The AI isolates & targets WHY the Audience wants the products Artificial Intelligence Powered Services 1 25 4 3 The AI can explore ANY Audience to INFORM product features Research & Design Media Attribution The AI can OPTIMIZE media across channels AI Audience insights power every step Content The AI insights can DRIVE content engagement strategies Creative The AI insights can INFLUENCE creative asset design

A Sampling of Brands Served We have a simple philosophy. Everything we do has to work. Results for clients in 2022 exceeded their goals on average by almost 50% across brand, product, and service advertising for both B2B and B2C. That trend is continuing in 2023.

$44.6 $59.8 $75.6 $0 $10 $20 $30 $40 $50 $60 $70 $80 2020 2021 2022 A nn ua l R ev en ue in M ill io ns $2M cash, a NWC ratio of 1.1 and a $5M borrowing facility with $600K drawn Inuvo’s Revenue Trends 26% YOY Growth in 2022

INUV (NYSE American) Key Statistics 2022 Revenue $75.6M Year-over-Year Growth Rate 26% 2022 Gross Profit Margin 60% Cash, Cash Equivalents and Marketable Securities @ 03/30/23 $2M Receivables Based Borrowing Facility $5.0M Long-term Debt @ 03/30/23 $0K Share Price @ 05/22/23 $0.37 Common Shares Outstanding 121.6M Market Capitalization @ 05/22/23 $44.5M Insider Ownership ~10% Estimated Gross Profit Margin and Estimated EBITDA Margin are the Company’s estimate as of the date of this presentation of these items if the specified revenue levels are achieved; the estimates are not a representation or warranty that we will achieve the targets or the specified revenue levels in any specified time frame, or at all.

Get in Touch Richard Howe, CEO Richard.Howe@inuvo.com Wally Ruiz, CFO Wallace.Ruiz@inuvo.com Investor Relations: David K. Waldman/Natalya Rudman Crescendo Communications, LLC Email: INUV@crescendo-ir.com Tel: (212) 671-1021